Exhibit 10.6 Forbearance Agreement dated February 2, 2001 between the Company and Crusader Bank.


                             FORBEARANCE AGREEMENT

              This Agreement (hereinafter referred to as the "Agreement") is made this 2nd day of February 2001, by and among Crusader Bank, a federally chartered savings bank, having an office address at 1230 Walnut Street, Philadelphia, Pennsylvania 19107 (hereinafter referred to as "Bank"), First Chesapeake Financial Corporation, a Virginia corporation, having a mailing address at 12 East Oregon Avenue, Philadelphia, Pennsylvania 19148 (hereinafter referred to as "First Chesapeake"), Collateral One Mortgage Corporation, a Virginia corporation, having a mailing address at 12 East Oregon Avenue, Philadelphia, Pennsylvania 19148 (hereinafter referred to as "Collateral One") (First Chesapeake and Collateral One are sometimes hereinafter referred to collectively as the "Borrower") and Mark Mendelson, an individual, residing at 1201 Meadowbank Road, a/k/a Meadow Bank Road, Villanova, Pennsylvania 19087 (hereinafter referred to as "Mendelson").

                                  BACKGROUND
                                  ----------

              WHEREAS, on February 5, 1999 the Bank and the Borrower executed a Business Loan Agreement (the "Business Loan Agreement"), wherein the Bank agreed to lend the Borrower the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Loan") for the acquisition of Mortgage One Concepts, Inc.; and

              WHEREAS, on February 5, 1999 the Borrower executed and delivered to the Bank a promissory note in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Note"); and

              WHEREAS, Mark Mendelson, President of First Chesapeake and President of Collateral One, by a certain Mortgage dated February 5, 1999 in the amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) and recorded in the Office of the Recorder of Deeds in and for Montgomery County, Pennsylvania, in Book 8621 Page 0876 et seq., granted and conveyed unto the Bank, its successors and assigns, a lien on the property located at 1201 Meadowbank Road, Villanova, Pennsylvania, as more specifically described in Exhibit A attached hereto and made a part hereof (the "Villanova Property"), to secure payment of a guaranty of the Note by Mendelson, which mortgage was amended by agreement dated November 10, 1999 and recorded in the Office of the Recorder of Deeds for Montgomery County on April 11, 2000 in Deed Book 8679, page 0734 et seq., increasing the lien of the Mortgage securing the Guaranty, as amended, to One Million Eight Hundred Thousand Dollars ($1,800,000.00) (the "Villanova Mortgage"); and

              WHEREAS, on February 5, 1999, Mendelson executed and delivered to the Bank the Guaranty (the "Mendelson Guaranty"), wherein Mendelson agreed to guarantee and become surety for payment of the Note up to One Million Two Hundred Thousand Dollars ($1,200,000.00); and

              WHEREAS, on or about November 10, 1999 the liability of Mendelson under the Mendelson Guaranty was increased to One Million Eight Hundred Thousand Dollars ($1,800,000.00) by an amendment to Guaranty; and

              WHEREAS, on February 5, 1999, Richard Chakejian executed and delivered to the Bank a Commercial Guaranty, wherein Richard Chakejian agreed to guarantee and become surety for payment of the Note up to One Million Two Hundred Thousand Dollars ($1,200,000.00); and

                  WHEREAS, on February 5, 1999, Mark Glatz ("Glatz") executed and delivered to the Bank a Commercial Guaranty (the "Glatz Guaranty"), wherein Glatz agreed to guarantee and become surety for payment of the Note up to One Million Two Hundred Thousand Dollars ($1,200,000.00); and

                  WHEREAS, on February 5, 1999, Lester W. Salzman ("Salzman") executed and delivered to the Bank a Commercial Guaranty (the "Salzman Guaranty"), wherein Salzman agreed to guarantee and become surety for payment of the Note up to One Million Two Hundred Thousand Dollars ($1,200,000.00); and

                  WHEREAS, on February 5, 1999, John Papandon ("Papandon") executed and delivered to the Bank a Commercial Guaranty (the "Papandon Guaranty"), wherein Papandon agreed to guarantee and become surety for payment of the Note up to One Million Two Hundred Thousand Dollars ($1,200,000.00); and

                  WHEREAS, on February 5, 1999, Thomas Leonard and Kathleen Leonard, his wife (jointly referred to as "Leonard") executed and delivered to the Bank a Commercial Guaranty (the "Leonard Guaranty"), wherein Leonard agreed to guarantee and become surety for payment of the Note up to Three Hundred Thousand Dollars ($300,000.00); and

                  WHEREAS, on November 10, 1999, the Bank and First Chesapeake executed an Amendment of Mortgage and Other Loan Documents (the "Amendment"), wherein the Borrower requested the Bank to amend the Note to increase the loan amount to Two Million One Hundred Eight Thousand and Five Hundred Sixty-Six Dollars ($2,108,566.00) (the "Increased Loan Amount") and to extend the maturity date to November 4, 2000 (the "Extended Maturity Date"), modify the Villanova Mortgage to increase the amount secured by the Villanova Property and modify the Mendelson Guaranty to increase the amount of the Mendelson Guaranty and the Villanova Mortgage to One Million Eight Hundred Thousand Dollars ($1,800,000.00) and the Bank agreed to amend the Note, the Villanova Mortgage and the Mendelson Guaranty on the terms, covenants and conditions set forth therein; and

                  WHEREAS, by document dated November 9, 1999 (which date the Bank, Mendelson and Delaware Avenue Development Corporation, a Pennsylvania corporation ("DADC") agree was an error and was intended to be, and is actually, November 10, 1999) the Bank, Mendelson and DADC entered into an Assignment of Partnership Income and Security Agreement (the "Assignment Agreement") wherein DADC agreed to assign its income interest in Liberty Landing Associates, a Pennsylvania general partnership ("Liberty Landing") formed pursuant to that certain Joint Venture Agreement dated June 26, 1987, by and between DADC and Delaware-Washington Corporation, a Pennsylvania corporation ("Delaware-Washington") (the "Joint Venture Agreement") to secure the Increased Loan Amount guaranteed by Mendelson, the President of DADC, under the Guaranty, as amended; and

                  WHEREAS, Mendelson is the sole shareholder of DADC; and

                  WHEREAS, the Assignment Agreement contemplated the consent and execution of Delaware-Washington and Delaware-Washington did not execute the consent; and

                  WHEREAS, the Note, as amended,  matured on November 4, 2000;
and

                  WHEREAS, the Borrower failed to pay to the Bank all outstanding principal and accrued interest due and payable under the Note, as amended, by the Extended Maturity Date; and

                  WHEREAS, the Borrower has requested that the Bank forbear from exercising its rights and remedies, at law or in equity, under the Business Loan Agreement, the Note, the Villanova Mortgage and the Amendment and the Bank has agreed to forbear from exercising its rights and remedies, at law or in equity, under the Business Loan Agreement, the Note, the Villanova Mortgage and the Amendment on the terms, covenants and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, covenant and agree as follows:

          1.   Incorporation of Background. The recitals contained in the
               ---------------------------
Background are incorporated into and made a substantive part of this Agreement and the Borrower acknowledges and represents that the statements set forth therein are true and correct.

          2.   Capitalized Terms. All capitalized terms not otherwise defined in
               -----------------
this Agreement shall have the meanings ascribed to such terms in the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Mendelson Guaranty, the Salzman Guaranty, the Glatz Guaranty; the Papandon Guaranty, the Leonard Guaranty and the Assignment Agreement (collectively, including this Agreement and all Joinders hereto, the Mendelson Pledge, the DADC Pledge and the First Chesapeake Pledge, are referred to as the "Loan Documents").

          3.   Ratification of Loan Documents. The Borrower hereby ratifies,
               ------------------------------
confirms and reaffirms in all respects, and without condition, all the terms, covenants and conditions set forth in the Loan Documents, and hereby agrees to remain unconditionally liable to the Bank in accordance with the respective terms, covenants and conditions of the Loan Documents, as the same may be modified herein.

          4    (a)  Reaffirmation of Guarantees. Each of Mendelson, Salzman,
                    ---------------------------
Glatz, Papandon and Leonard (collectively the "Guarantors") expressly reaffirms his or her Confession of Judgment and every other provision of their respective Guaranty Agreements. In the event of any default by Borrower hereunder, the Guarantors understand that the Bank may proceed against any of them or any collateral granted by them in connection with the Business Loan Agreement, the Note or the other Loan Documents.

               b)   Amendment to Mendelson Guaranty. The Mendelson Guaranty is
                    -------------------------------
hereby amended to provide that it is limited to One Million Eight Hundred Thousand Dollars ($1,800,000.00) of the principal amount due under the Note, as amended, plus interest, attorney's fees, costs of collection and any other sums due under the Loan Documents and shall be reduced by the amounts of the First Mandatory Payment, the Second Mandatory Payment, the Third Mandatory Payment and the Fourth Mandatory Payment, as defined below, that are applied to reduce the principal due under the Note. Mandatory Weekly Payments or other payments shall not reduce the liability of Mendelson under the Mendelson Guaranty. Upon payment in full of its debt, Mendelson shall be subrogated to the Bank's rights against Thomas and Kathleen Leonard under the Leonard Guaranty unless Thomas or Kathleen Leonard shall have previously paid $300,000.00 in satisfaction of their guaranty.


               5.   Amendment to the Note. The Note is hereby amended to provide
                    ---------------------
that the maturity date shall be ON DEMAND. However, Bank agrees that in the absence of the occurrence of an Event of Default, Bank will not demand payment before June 30, 2001. Note is further amended to provide that Borrower shall make mandatory payments in the amount of Four Hundred Thousand Dollars ($400,000.00) on February 15, 2001 (the "First Mandatory Payment"), One Hundred Thousand Dollars ($100,000.00) on April 15, 2001 (the "Second Mandatory Payment"), One Hundred Thousand Dollars ($100,000.00) on May 15, 2001 (the "Third Mandatory Payment")and One Hundred Thousand Dollars ($100,000.00) on June 15, 2001 (the "Fourth Mandatory Payment"). Borrower shall also make mandatory weekly payments in the amount of Ten Thousand Dollars ($10,000.00), commencing on February 9, 2001 and continuing on the Friday of each week thereafter to be applied to sums due under the Note in the sole discretion of the Bank (the "Mandatory Weekly Payments"). In addition, Borrowers shall make a $5,000.00 payment on each of March 2, 2001 and March 30, 2001, which shall be in addition to the Mandatory Weekly Payments for these dates. At Closing Borrower will pay Bank the sum of Sixteen Thousand One Hundred Seventy Five Dollars ($16,175.00), reflecting past due payments for the month of January, 2001. Notwithstanding the foregoing, Borrower shall make an additional payment each month to ensure that the total payment for the month is equal to the greater of (a) total monthly interest payments payable under the Note for any month plus the required payment of Borrower under paragraph 5(d) of the Amendment to pay to Bank Fifty Percent (50%) of its cash flow, or (b) the total of the Mandatory Weekly Payments for that month. Notwithstanding the foregoing, Borrower shall be deemed to have complied with the provisions of Section 5 hereof relating to the First, Second, Third, and Fourth Mandatory Payment, provided Borrower delivers to Bank an aggregate of cash and stock subscription agreements satisfactory to Bank providing for identifiable and dedicated accounts for payment of obligations under said subscription agreements for each amount required, and provided all subscription agreements are funded within two weeks of the date set forth herein for such payments.

                    6.   Conditions Precedent to Forbearance. The Bank agrees to
                         -----------------------------------
forbear from exercising the rights and remedies available to it under the Business Loan Agreement, the Note, the Villanova Mortgage and the other Loan Documents, contingent upon the following:

                    (a) simultaneously with the execution of this Agreement, DADC execute and deliver to the Bank that certain Assignment of Partnership Income in respect of its partnership interest in the Liberty Landing;

                    (b) Mendelson execute and deliver to the Bank a Subordinate Pledge Agreement pledging his shares in First Chesapeake (the "Mendelson Pledge") and an Assignment Separate from Certificate executed in blank, all in form and substance satisfactory to the Bank;

                    (c) Mendelson execute and deliver to the Bank an Agreement pledging his shares in DADC (the "DADC Pledge") and an Assignment Separate from Certificate executed in blank, all in form and substance satisfactory to the Bank;

                    (d)  Mendelson deliver to the Bank all stock of DADC;

                    (e) First Chesapeake execute and deliver to the Bank an Agreement pledging its shares in Collateral One (the "First Chesapeake Pledge") and an Assignment Separate from Certificate executed in blank, all in form and substance satisfactory to the Bank;

                    (f) Borrower deliver to the Bank good standing certificates certified by the Secretary of State of Borrower's state of incorporation;

                    (g) Borrower deliver to the Bank (i) a certified copy of the employment agreement by and between Collateral One and William Everslage and all amendments thereto (the "Everslage Employment Agreement") evidencing that the Employment Agreement remains in full force and effect; (ii) a statement of William Everslage and Collateral One certifying that the Everslage Employment Agreement is in full force and effect as of the date of the certification, and agreement that it will not be amended without the prior written consent of the Bank; (iii) certified copy of the term insurance contract on the life of William Everslage; (iv) a collateral assignment to Bank of the Term Life Insurance Policy on the life of William Everslage, in form and substance satisfactory to Bank; (v) a certified copy of the employment agreement by and between Collateral One and Matthew Duncan and all amendments thereto (the "Duncan Employment Agreement") evidencing that the Duncan Employment Agreement remains in full force and effect, and agreement that it will not be amended without the prior written consent of the Bank; (vi) a statement of Matthew Duncan and Collateral One certifying that the Duncan Employment Agreement is in full force and effect as of the date of the certification; (vii) a certified copy of the term insurance contract on the life of Matthew Duncan; and (viii) a collateral assignment to Bank of the Term Life Insurance Policy on the life of Matthew Duncan, in form and substance satisfactory to Bank.

                    (h) Borrower execute or obtain the proper execution by all pertinent parties to the any documents determined, in the sole discretion of the Bank or its counsel, necessary to grant and/or perfect the Bank's security interest in and to any collateral pledged or intended to be pledged in connection with the execution of this Agreement, the Business Loan Agreement, the Loan, the Villanova Mortgage, the Amendment, the Assignment Agreement and the Loan Documents;

                    (i) Mendelson deliver to the Bank proof of satisfaction of the lien placed on the Villanova Property by Cecelia Kodroff (Montgomery County, Pennsylvania Docket #96-05243);

                    (j) Mendelson produce and deliver to the Bank evidence of payment of all real estate taxes, water and sewer charges and insurance premiums due and payable on the Villanova Property;

                    (k) DADC pay to the Bank the sum of Eleven Thousand Two Hundred Seventy-Nine Dollars and Fifteen Cents ($11,279.15) to pay off Loan No. 01-50002053;

                    (l) DADC execute an Assignment of Partnership Income and Security Agreement.

                    (m) all corporations deliver appropriate resolutions authorizing the execution and delivery of this Agreement by the officers of the corporations and all documents and instruments contemplated hereby, certified by the secretary of such corporation;

                    (n)  DADC assign to Bank all fees due or to become due under
Section 3.5 of the Joint Venture Agreement;

                    (o) simultaneously herewith, Mendelson shall execute that certain Amendment to Mortgage and Loan Documents III of even date herewith; and

                    (p) Mendelson Family Trust and the Mendelson Family Children's Trust execute and deliver to the Bank that certain Amendment to Construct Loan Agreement, Mortgages and Forbearance Agreement of even date herewith.

               7.   Prohibition on Distributions. Collateral One is prohibited
                    ----------------------------
from making any distribution, payment of management fee or other compensation, dividend payment, transfer, loan or hypothecation of property to First Chesapeake and First Chesapeake is prohibited from making any distribution, payment of management fee to its shareholders, dividend payment, transfer, loan or hypothecation of property to any of its shareholders without the prior written consent of the Bank. Notwithstanding the foregoing, in the event that Borrower delivers, the First Mandatory Payment, the Second Mandatory Payment, the Third Mandatory Payment, the Fourth Mandatory Payment and each of the Mandatory Weekly Payments, on a timely basis, and no Event of Default has occurred, the Bank hereby consents to the payment of any monthly distribution from Collateral One to First Chesapeake for bona fide third party expenses or employee compensation (excluding payments to any Guarantor of First Chesapeake (except Glatz)or any third party or employee affiliated with, or related to, any Guarantor of First Chesapeake except Glatz), provided that such distributions do not exceed excess cash flow, as defined in paragraph 5(d) of the Amendment over the monthly payments due Bank under Section 5 hereof.

               8.   Release and Waiver of Claims. The Borrowers, their officers,
                    ----------------------------
directors, trustees, employees, personal representatives, successors and assigns and guarantors (collectively, the "Releasors"), remise, release, quitclaim and forever discharge the Bank and any other corporation, partnership, trust or other entity controlled by, controlling or under common control with the Bank, and their respective employees, officers, directors, contractors, shareholders, partners, agents, attorneys (including without limitation Spector Gadon & Rosen, P.C., and each of its shareholders and employees), accountants, heirs, executors, administrators, and personal representatives (collectively, the "Releasees"), of and from any and all damages, losses, expenses, claims, liabilities, demands, actions, causes of action, suits, judgments, orders, decrees, and any execution thereon, whether at law, in equity or otherwise, which Releasors had, have, or may in the future have, of any kind or nature whatsoever, past, present or future, known or unknown, and whether the same were or could have been discovered, against any other party, fixed or contingent, from the beginning of time to the date of these presents and forever, under the laws of any state or the United States of America, or any other nation, which Releasors may have or claim to have against Releasees as a result of any transaction or agreement between Releasors and Releasees.

               9.   Waiver of Defenses. Releasors hereby confirm, acknowledge
                    ------------------
and agree that they have no defenses, charges, claims, demands, pleas or offsets whatsoever in law or in equity to the indebtedness evidenced by the Business Loan Agreement, the Note, the Amendment and the other Loan Documents, or to their obligations due thereunder.

               10.  Covenant Not to Sue. Releasors covenant and agree not to
                    -------------------
institute legal or equitable proceedings or any actions or to assert any claims or defenses described in paragraphs 8 and 9 above against Releasees. If Releasors do institute such actions or proceedings or raise such claims or defenses, the parties agree that Releasees' remedies at law may be inadequate and therefore equitable relief including, without limitation, injunctive relief shall be available to Releasees to, inter alia, preclude Releasors from pursuing any such action and entitle Releasees to payment from Releasors of any attorney's fees, costs and expenses which may be incurred as a result of responding to or defending against any such action. The remedies of Releasers hereunder at law or in equity shall run concurrently and are cumulative.

               11.  Indemnity. The Borrower, for themselves and all those
                    ---------
claiming under or through them, agree to protect, indemnify, defend and hold harmless the Bank, its directors, officers and employees, from and against any and all liability, expense, or damage of any kind or nature and from any suits, claims or demands, including reasonable legal fees and expenses, arising out of this Agreement, the Business Loan Agreement, the Note, the

Villanova Mortgages, or any other documents previously, contemporaneously, or hereafter executed by either of them. This obligation specifically shall survive the repayment of the Note, as amended.

               12.  Events of Default. The following acts or omissions shall
                    -----------------
constitute an event of default ("Event of Default") under this Agreement:

                    (a) the failure by the Borrower to pay any sums due hereunder at the times and in the manner set forth herein;

                    (b) the failure by the Borrower to perform or observe any term, condition, warranty, requirement or provision of this Agreement, specifically including but not limited to, the covenant not to sue;

                    (c) the occurrence of any default or Event of Default under the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement or the other Loan Documents;

                    (d) any representation of Borrower being materially untrue or misleading as of the date hereof; or

                    (e) any amendment or modification to the Everslage Employment Agreement or the Duncan Employment Agreement without the prior written consent of the Bank, including, but not limited to, any release of the non-compete provisions therein.

               13.  Notices. All Notices and other communications required or
                    -------
permitted under this Agreement shall be in writing and shall be deemed to have been given or made: if hand delivered, when delivered; if by facsimile or other method of electronic transmission, when transmitted; if by nationally recognized overnight courier service, on the following day; or if mailed by regular mail, on the day of deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to a party and sent to its address set forth below or such other address as such party may designate from time to time by notice to the other parties in the manner set forth in this Amendment.

               To First Chesapeake:

               12 East Oregon Avenue
               Philadelphia, PA 19148
               Attn:  Mark Mendelson
               Fax: 610.433.8186

               To Collateral One:

               12 East Oregon Avenue
               Philadelphia, PA 19148
               Attn:  Mark Mendelson
               Fax: 610.433.8186

               To the Bank:

               Joseph M. Matisoff, President
               Crusader Savings Bank, FSB
               1230 Walnut Street
               Philadelphia, PA 19107
               Fax:  215.893.1532

               and:

               Bruce Levy
               Crusader Savings Bank, FSB
               1230 Walnut Street
               Philadelphia, PA 19107
               Fax:  215.893.1532

               with a copy to:

               Edward G. Fitzgerald, Esquire
               Spector Gadon & Rosen, P.C.
               1635 Market Street -- 7th Floor
               Seven Penn Center
               Philadelphia, PA 19103
               Fax:  215.241.8844

               14.  Cross Default. Any Event of Default by the Borrower or any
                    -------------
other party to the Loan Documents under this Agreement or any of the Loan Documents, shall constitute an event of default under any note, instrument, loan agreement, guaranty, or other agreement executed by Mendelson or the Mendelson Family Trust or the Mendelson Family Children's Trust (the "Trusts") (except for: (i) that certain promissory note dated July 25, 1997 made by Mendelson to the Bank, as amended on August 22, 1997 and on May 5, 1999; and (ii) that certain promissory note dated December 26, 1997 given by Mendelson to the Bank and any mortgages given to secure such notes), or any agreement given in connection with any other obligation of any of them to Bank, as a result of which Bank may exercise any and all of its rights and remedies under this Agreement, the Loan Documents or any other document, loan agreement, guaranty or other instrument executed by Mendelson or the Trusts.

               15.  Notice and Opportunity to Cure. Other than for the First,
                    ------------------------------
Second, Third, and Fourth Mandatory Payments required by this Agreement, Borrower shall have a five (5) day grace period after written notice from the Bank to cure any monetary default under this Agreement or the Loan Documents and a ten (10) day grace period after written notice from the Bank to cure any non-monetary default under this Agreement or the Loan Documents, all such grace periods to run concurrently with any notice and grace period presently existing under the Loan Documents.

               16.  Representations and Warranties. Borrowers represent and
                    ------------------------------
warrant as follows:

                    (a) each of First Chesapeake and Collateral One (i) is duly organized and validly existing under the state of their incorporation and each is duly qualified and is in good standing in each jurisdiction in which the failure to so qualify would have an adverse effect on the financial condition, operations, business, properties or assets of First Chesapeake or Collateral One, respectively; (ii) has the requisite power and authority to effect the transactions contemplated hereby; and (iii) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, and to conduct its business as now or currently proposed to be conducted;

                    (b) the execution, delivery and performance by Borrower of this Agreement are within the respective powers of Borrower and Borrower has been duly authorized by all necessary corporate action, including the consent of shareholders where required;

                    (c) this Agreement has been duly executed and delivered by Borrower;

                    (d) this Agreement is, and each of the other agreements to which Borrower is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms;

                    (e) the persons executing this Agreement on behalf of the corporations are authorized to do so by all necessary corporate resolutions;

                    (f) there is no agreement between Collateral One and any of the Guarantors; and

                    (g) there are no amounts presently due First Chesapeake, or any affiliate or shareholder of First Chesapeake, from Collateral One except that certain $600,000 loan from First Chesapeake to Collateral One. No advances shall be made by First Chesapeake or any affiliates to Collateral One and Collateral One will not make advances to First Chesapeake except as permitted herein. So long as the Loan shall remain unpaid First Chesapeake hereby acknowledges that any indebtedness of Collateral One to First Chesapeake is subject and subordinate to the rights of the Bank and in the event of an occurrence of an Event of Default which results in the Bank exercising its rights under the First Chesapeake Pledge Agreement, First Chesapeake shall assign such indebtedness to the Bank or its assignee.

               17.  Estoppel. Borrower hereby acknowledges, warrants and
                    --------
represents that as of the date hereof the principal balance due under the Note is Two Million One Hundred Seven Thousand Three Hundred Twenty-One Dollars and Nineteen Cents ($2,107,321.19) and the interest and other charges due under the Note through January 31, 2001 is $105,470.18.

               18.  No Waiver. This Agreement is not and shall not be deemed to
                    ---------
be a waiver of any provision of the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement or any of the other Loan Documents, any event of default or of any other default which may now exist or hereafter occur under the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement or any of the Loan Documents, any obligation thereunder or under this Agreement, the documents executed in connection therewith or any obligations thereunder.

               19.  Jury Trial Waiver. THE BORROWER WAIVES THE RIGHT TO A JURY
                    -----------------
TRIAL IN ANY ACTION HEREUNDER, OR ALLEGING ANY CLAIM BASED ON THIS AGREEMENT OR THE BUSINESS LOAN AGREEMENT OR THE NOTE.

               20.  Consent to Jurisdiction. The Borrower and the Bank
                    -----------------------
irrevocably agree to the exclusive jurisdiction and venue of the Courts of the Common Pleas of Philadelphia, Pennsylvania and/or the United States District Court for the Eastern District of Pennsylvania in any and all disputes, actions or proceedings between the Bank and the Borrower, whether arising hereunder or under any other agreement or undertaking; and the Borrower and the Bank irrevocably agree to service of process by certified mail, return receipt requested, to the respective parties at the addresses listed in Paragraph 13 of this Agreement. Nothing herein contained shall in any manner prevent or preclude Bank or its nominee from bringing any one or more actions against the Borrower in any jurisdiction in the United States or elsewhere.

               21.  Carryover of this Agreement in the Event of Bankruptcy. If
                    ------------------------------------------------------
Borrower or any entity with which the Borrower is associated files a petition for relief under Title 11 of the United States Code, as amended ("Bankruptcy Code"), or is adjudicated a Debtor pursuant to 11 U.S.C.(s).101 et seq., under the Bankruptcy Code, the Borrower agrees as follows:

                    (a)  Relief from the Automatic Stay. In the event Borrower
                         ------------------------------
or an entity with which the Borrower is associated files a petition for relief with any bankruptcy court of competent jurisdiction, or is subjected to any petition under the Bankruptcy Code which results in any order for relief under the Bankruptcy Code or is adjudicated a Debtor pursuant to 11 U.S.C.(S).101 et seq., the Bank shall be given automatic and immediate relief from the stay under
(S).362(d) of the Bankruptcy Code to enforce its rights and remedies hereunder, and the Borrower hereby waives any right to object to such relief or to seek reimpositioning of the stay, if available to the Borrower. If the foregoing portion of this paragraph is deemed unenforceable as against the Borrower, then the Borrower hereby agrees not to defend against or contest any motion or pleading filed by the Bank seeking relief from the automatic stay;

                    (b)  No Extension of Automatic Stay of 11 U.S.C.(S).362. In
                         --------------------------------------------------
the event Borrower or an entity with which the Borrower is associated files a petition for relief with any bankruptcy court of competent jurisdiction or is adjudicated a Debtor pursuant to 11 U.S.C.(S).101 et seq., the Borrower hereby
                                                  -- ---
waives any rights to seek any extension to them of the automatic stay provisions of 11 U.S.C.(S).362;

                    (c)  No Renewal of Exclusivity Period, Relief from Automatic
                         -------------------------------------------------------
Stay. The Borrower agrees that if an entity with which the Borrower is
----
associated is a debtor in a Chapter 11 proceeding under the Bankruptcy Code, and the bankruptcy court enters a Cash Collateral Order, or Order affecting the Bank's rights to the Villanova Property, then, subject to Court approval, that Order shall provide that if the debtor does not file a Plan within any exclusivity period pursuant to 11 U.S.C.(S).1121, the Bank shall, without the necessity of any additional notice to the debtor or to other creditors, any hearing or any further order of the Court, have immediate relief from stay under Bankruptcy Code (s).362(d) to implement and enforce the provisions of this Agreement, the Construction Loan Agreement, the Note or any Loan Document;

                    (d)  Further Relief from Automatic Stay. If the Bank
                         ----------------------------------
requests relief from the automatic stay, neither the Borrower nor any person on the Borrowers' behalf shall object to or oppose the Bank from having immediate relief from the automatic stay under (s).362(d) of the Bankruptcy Code; and

                    (e)  Perfection. During the pendency of any bankruptcy case
                         ----------
of Borrower or any entity associated with the Borrower, if it is determined that any of the rights granted to the Bank hereunder are security interests or liens, they shall be deemed perfected and fully enforceable without the necessity of the filing of any documents or commencement of proceedings otherwise required under non-bankruptcy law for the perfection or enforcement of security interests, with such perfection and enforcement being binding upon the Trusts and any subsequently appointed trustee, either in Chapter 11 or under any other Chapter of the Bankruptcy Code, and upon other creditors of the Borrower and/or any entity with which the Borrower is associated, who have extended or who may hereafter extend secured or unsecured credit to the Borrower and/or any such entities with which the Borrower may be associated.

               22.  Assumption of Collateral One. Collateral One hereby assumes,
                    ----------------------------
jointly and severally, any and all obligations of First Chesapeake under the Amendment.

               23.  Waiver of Fees under Amendment. The Bank hereby waives any
                    ------------------------------
right to any fees under paragraph 5(c) of the Amendment that have not been previously paid or capitalized as part of the loan balance.

               24.  Entire Agreement. This Agreement, the documents given in
                    ----------------
connection herewith, the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement, and the Loan Documents, contain the entire agreement between the parties relating to the transactions contemplated hereby, and supercedes all oral statements and prior writings with respect thereto.

               25.  Additional Acts. Each party hereto shall, from time to time,
                    ---------------
execute, acknowledge and deliver such further instruments and perform such additional acts as the other party may reasonably request to effectuate the intent of this Agreement.

               26.  Burdens and Benefits. This Agreement shall be binding upon
                    --------------------
and shall inure to the benefit of the respective legal representatives, successors and assigns of Bank, or its nominee, and Borrower, their legal representatives, successors and assigns.

               27.  No Novation. The Borrower acknowledges and agrees that the
                    -----------
execution of this Agreement by Bank is not intended nor shall it be construed as a novation of the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement or any of the Loan Documents. All of the terms and provisions of the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement and the Loan Documents shall continue to remain in full force and effect, except as expressly modified herein. By executing this Agreement, the Bank does not waive any of its claims against the Borrower under the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement, any of the Loan Documents, this Agreement or any of its rights and remedies at law or in equity.

               28.  Headings. The headings and sub-headings contained in the
                    --------
titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions of this Agreement.

               29.  Severability. Whenever possible each provision of this
                    ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be found to be illegal, invalid, prohibited, or unenforceable for any reason whatsoever under such law, such provision shall be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               30.  Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original and each of which when taken together shall constitute one and the same instrument and shall be binding upon each of the undersigned as fully and completely as if all had signed the same instrument.

               31.  Governing Law. This Agreement shall be governed and
                    -------------
construed in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to the conflicts of laws principles thereof) applicable to contracts made and to be performed in Pennsylvania.

               32.  Amendment. This Agreement may not be amended, modified,
                    ---------
changed, waived, terminated, or discharged orally, but only by an agreement in writing signed by all parties hereto.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby have caused this Agreement to be duly executed and delivered the day and year first written above.

                                       CRUSADER BANK


                                       By:   _____________________________(SEAL)
                                             Joseph M. Matisoff, President


Attest:                                      FIRST CHESAPEAKE FINANCIAL
                                             CORPORATION


        __________________________     By:   _____________________________(SEAL)
                                             Mark Mendelson, Chief Executive
                                             Officer  and Chairman of the Board
                                             of Directors


Attest:                                      COLLATERAL ONE MORTGAGE CORPORATION


        __________________________     By:   _____________________________(SEAL)
                                             Mark Mendelson, Chairman of the
                                             Board of Directors

                               JOINDER AND CONSENT

     The undersigned, being guarantors of the obligations of First Chesapeake hereby join in the execution of this Forbearance Agreement dated as of this day of January, 2001, for the purpose of consenting to the terms and conditions containing herein and, intending to be legally bound agree to be bound by the provisions of this Agreement.


Witness:                          GUARANTORS:


__________________________                _____________________________(SEAL)
                                          Mark Mendelson
Witness:

__________________________                _____________________________(SEAL)
                                          Mark Glatz
Witness:

__________________________                _____________________________(SEAL)
                                          Lester W. Salzman
Witness:

__________________________                _____________________________(SEAL)
                                          John Papandon
Witness:

__________________________                _____________________________(SEAL)
Witness:                                  Thomas Leonard


__________________________                _____________________________(SEAL)
                                          Kathleen Leonard